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                                                                    Exhibit 10.2


                             OGLEBAY NORTON COMPANY

                       RESTATED DIRECTOR FEE DEFERRAL PLAN

                                   ARTICLE I

                ESTABLISHMENT OF PLAN, PURPOSE, SHARES AUTHORIZED

     Section 1.1 - ESTABLISHMENT OF PLAN. This Oglebay Norton Company Director Fee Deferral Plan (the "Plan") was established effective as of February 1, 1998, subject to approval by its Stockholders at its 1998 Annual Meeting of Stockholders, and is amended and restated hereby effective January 1, 2002.

     Section 1.2 - PURPOSE. The Plan is intended to attract and retain qualified individuals to serve as Directors of the Company by offering them the opportunity to defer some or all of the Fees earned by them for services as a Director of the Company.

     Section 1.3 - SHARES AUTHORIZED. The aggregate number of shares of Common Stock of the Company that may be issued and distributed under the Plan shall be 100,000 shares, subject to adjustment as provided in Section 7.5, which may be authorized and unissued shares, treasury shares, or shares acquired on the open market specifically for distribution under the Plan, as the Board of Directors may from time to time determine.

                                   ARTICLE II

                                   DEFINITIONS

For purposes of the Plan, the following terms, when used with initial capital letters, shall have the meanings as set forth below:

"Account" means the bookkeeping account established by the Company for a Participant who elects to defer any portion of his Fees pursuant to the Plan.

"Board" means the Board of Directors of the Company.

"Change in Control" means the occurrence at any time of any one of the following events:

          (a) a report is filed with the Securities and Exchange Commission (the "SEC") on Schedule 13D or Schedule 14D-1 (or any successor schedule, form, or report), each as promulgated pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), disclosing that any "person" (as the term "person" is used in Section 13(d) or Section 14(d)(2) of the Exchange Act) is or has become a beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities;

          (b)  the Company files a report or proxy statement with the SEC


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     pursuant to the Exchange Act disclosing in response to Item 1 of Form 8-K thereunder or Item 6(e) of Schedule 14A thereunder that a Change in Control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction;

          (c) the Company is merged or consolidated with another corporation and, as a result thereof, securities representing less than 50% of the combined voting power of the surviving or resulting corporation's securities (or the securities of a parent corporation in case of a merger in which the surviving or resulting corporation becomes a wholly-owned subsidiary of the parent corporation) are owned in the aggregate by holders of the Company's securities immediately prior to such merger or consolidation;

          (d) all or substantially all of the assets of the Company are sold in a single transaction or a series of related transactions to a single purchaser or a group of affiliated purchasers; or

          (e) during any period of 24 consecutive months, individuals who were Directors of the Company at the beginning of such period cease to constitute at least a majority of the Company's Board of Directors unless the election, or nomination for election by the Company's shareholders, of more than one-half of any new Directors of the Company was approved by a vote of at least two-thirds of the Directors of the Company then still in office who were Directors of the Company at the beginning of such 24-month period.

"Committee" means the Committee authorized by the Board to administer the Plan.

"Common Stock" or "Stock" means common stock, one dollar ($1.00) par value per share, of the Company.

"Company" means for periods on and after April 1, 1999, Oglebay Norton Company (formerly known as Oglebay Norton Holding Company), its corporate successors and any corporation or corporations into or with which it may be merged or consolidated, and for periods prior to April 1, 1999, means ON Marine Services Company (successor to Oglebay Norton Company by merger).

"Deferred Cash" means Deferred Fees that are credited with interest based on the Prime Rate in accordance with Section 4.5.

"Deferred Compensation Election" means a written election delivered to the Company pursuant to which a Participant elects to defer Fees under the Plan.

"Deferred Fees" means any portion of Fees deferred pursuant to the Plan.

"Designated Beneficiary" means one or more beneficiaries designated by the Participant in accordance with Section 7.2.

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"Fair Market Value," with respect to a share of Stock as of any given day, means the last reported closing price for a share of Stock on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") for that day or, if there was no sale of Stock so reported for that day, on the most recently preceding day on which there was such a sale. If the Stock is not listed or admitted to trading on NASDAQ on any given day, the Fair Market Value on that day will be as determined by the Committee.

"Fees" means (i) any and all compensation payable, but for an election made under the Plan, to a Participant in the form of cash for services as a Director of the Company, and (ii) beginning April ___, 2002, all Shares awarded, but for an election made under the Plan, to a Participant pursuant to the Oglebay Norton Company Director Stock Plan.

"Matching Contributions" means the additional Share Units credited by the Company to the Account of a Participant who (i) elects to defer a portion of his Fees in the form of Share Units, or (ii) elects to defer a portion of dividend equivalents attributable to Share Units as provided in Section 4.03.

"Participant" means a Director who is or hereafter becomes eligible to participate in the Plan and does participate by electing, in the manner specified herein, to defer Fees pursuant to the Plan.

"Prime Rate" means the Prime Rate as reported in The Wall Street Journal in effect as of the date of each Annual Meeting of Stockholders.

"Share Units" means Deferred Fees that are converted into share units in accordance with Section 4.3.

"Termination of Service" means an individual's termination of service as a Director for any reason whatsoever.

                                  ARTICLE III

                          ELIGIBILITY AND PARTICIPATION

     Section 3.1 - ELIGIBILITY AND PARTICIPATION. Any Director of the Company who is not employed by the Company shall be eligible to participate under the Plan and will become a Participant upon submission to the Company of a properly completed and executed Deferred Compensation Election.

     Section 3.2 - DEFERRAL OPTIONS. For the period beginning February 1, 1998 and ending December 31, 1998, and each calendar year thereafter, a Participant may elect to defer the receipt of all or part of his or her Fees otherwise payable in cash (in ten-percent increments) in the form of Share Units or Deferred Cash. For the period beginning April 24, 2002, and ending December 31, 2002, and each calendar year thereafter, a Participant may elect to defer receipt of all or part of his or her Fees otherwise provided in the form of Shares pursuant to the Director Stock Plan (in ten-percent increments) in the form of Share Units. Once a Participant has made an effective election, he may not thereafter change that election or change any allocation between Share Units or Deferred Cash with respect to such calendar year.

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     Section 3.3 - ELECTION DEADLINE. To be in effect, a Participant's election must be completed, signed and filed with the Secretary of the Company on or before such date as is necessary to defer inclusion of the Fees in the Director's gross income for Federal income tax purposes.

                                   ARTICLE IV

                                  DEFERRED FEES

     Section 4.1 - CREDITING OF DEFERRED FEES. Deferred Fees shall be credited to the Participant's Account on the dates the Fees would have been paid or awarded to the Participant if there had been no valid deferral election.

     Section 4.2 - DEFERRAL PERIODS. Payment of the amount of Fees allocated to Share Units or Deferred Cash will be deferred to Termination of Service. Such Fees shall be credited to the Participant on the date such amounts would have been paid or awarded to him if there had been no valid deferral election.

     Section 4.3 - SHARE UNITS. Fees deferred in the form of Share Units shall be converted into that number of Share Units equal to the amount of the Fees being deferred divided by the Fair Market Value of one share of Stock on the date the Fees are credited to the Participant's Account. On each Company Stock dividend payment date, dividend equivalents equal to the actual Company Stock dividends shall either, based upon the written election of the Participant, (i) be credited to the Share Units in the Participant's Account, and shall in turn be converted into Share Units based upon the Fair Market Value of the Stock on that date, or (ii) be paid to the Participant in cash.

     Section 4.4 - MATCHING CONTRIBUTION. The Company shall credit to the Participant's Account in the form of additional Share Units (a) at the time the Fees are credited to the Account a Matching Contribution equal to twenty-five percent (25%) of the Deferred Fees credited in the form of Share Units, and (b) at each Company Stock dividend payment date, to the extent the Participant has elected to defer dividend equivalents in Share Units, a Matching Contribution equal to twenty-five percent (25%) of the dividends deferred by the Participant on that date.

     Section 4.5 - DEFERRED CASH. Fees deferred as Deferred Cash shall be credited with interest at the Prime Rate, compounded annually effective as of the end of each calendar year, until distributed.

                                   ARTICLE V

                                  DISTRIBUTIONS

     Section 5.1 - TIMING. Following a Participant's Termination of Service, all Share Units and Deferred Cash in the Participant's Account shall be distributed in the manner described in Section 5.2. Such distributions shall be made or commence as soon as administratively feasible following the event that entitles the Participant to a distribution.

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     Section 5.2 - FORM OF DISTRIBUTION. Any Share Units standing to the
Participant's credit shall be converted to the same number of common shares of Stock for distribution to the Participant in a single distribution, except that any fractional Share Units shall be paid in cash. Any Deferred Fees credited to the Participant's Account in the form of Deferred Cash shall be automatically distributed in three substantially equal annual installments of principal in the form of cash, with interest continuing to accrue on the undistributed balance in the Participant's Account.

     Section 5.3 - CHANGE IN CONTROL. If, in the effectuation of a Change in Control, all or substantially all outstanding shares of Common Stock are exchanged for cash, for shares of stock in another legal entity, or for both cash and shares of stock, in a fixed amount or exchange ratio, and as a result thereof shares of Common Stock are no longer available for distribution hereunder, each Share Unit shall be valued as of the last date ("Last Trade Date") a price for shares of Common Stock is reported on the NASDAQ, or on such stock exchange as the shares are listed or admitted to trading if shares of Common Stock cease to be listed or admitted to trading on the NASDAQ, as reflected in the Wall Street Journal or other generally-recognized financial markets publication, at a price equal to the sum of (i) the amount of cash, if any, exchanged for each share of Common Stock, and (ii) the value of the number of shares of stock, or fractional part of a share, of any other legal entity, if any, exchanged for each share of Common Stock, such value to be determined based upon the closing price of such exchanged shares on the Last Trade Date on the stock exchange or other financial market on which such shares are listed or admitted to trading, as reported in the Wall Street Journal or other generally-recognized financial markets publication. Notwithstanding Section 5.2. hereof, distribution of all Share Units in the Participant's Account that are valued in accordance with this Section 5.3 following a Change in Control shall be in cash in a single lump sum, and shall be made as soon as reasonably practicable following such Participant's Termination of Service, but in no event later than thirty days following such Termination of Service. Interest shall accrue on the balance in the Participant's Account from the Last Trade Date until distribution.

                                   ARTICLE VI

                    ADMINISTRATION, AMENDMENT AND TERMINATION

     Section 6.1 - ADMINISTRATION. The Plan shall be administered by the Committee.

     Section 6.2 - AUTHORITY OF THE COMMITTEE. The Committee shall have the authority to:

          (a) interpret the terms and provisions of the Plan and any deferral made hereunder (and any agreements relating thereto), and otherwise settle all claims and disputes arising under the Plan;

          (b) delegate responsibility and authority for the operation and administration of the Plan, appoint employees and officers of the Company to act on its behalf, and employ persons to assist in fulfilling its responsibilities under the Plan; and

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          (c) adopt, alter and repeal such administrative rules, guidelines, and practices governing the Plan as it shall, from time to time, deem advisable, and otherwise supervise the administration of the Plan.

All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Participants.

     Section 6.3 - AMENDMENTS AND TERMINATION. The Board may amend, alter, or discontinue the Plan at any time and from time to time, but no amendment, termination, or discontinuation shall be made that would impair the rights of a Participant with respect to any outstanding deferral under the Plan without the Participant's consent, or that, without the approval of the Company's stockholders, would (a) except as expressly provided in this Plan, increase the total number of shares reserved for the purpose of the Plan; or (b) otherwise cause the Plan to fail to satisfy the requirements of any applicable securities or tax law or the applicable rules and regulations promulgated under NASDAQ.

     Section 6.4 - UNFUNDED STATUS OF PLAN. The Plan is intended to constitute an "unfunded" plan for deferral of compensation. Payments shall be made from the general funds of the Company, and the Company shall not be required to establish or maintain any special or separate fund, to purchase or acquire life insurance on a Participant's life, or otherwise to segregate assets to assure that such payments shall be made, and neither a Participant nor Designated Beneficiary shall have any interest in any particular assets of the Company by reason of its obligations hereunder. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to deferrals hereunder; provided, however, that, unless the Committee otherwise determines with the consent of the affected Participant, the existence of such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan.

                                  ARTICLE VII

                                  MISCELLANEOUS

     Section 7.1 - NON-ALIENATION OF BENEFITS. Subject to any federal statute to the contrary, no right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge any right or benefit under the Plan shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefits. If a Participant or a Designated Beneficiary (if entitled to benefits under the Plan) shall become bankrupt, or attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge any right hereunder, then such right or benefit shall, in the discretion of the Committee, cease and terminate, and in such event, the Company may hold or apply the same or any part thereof for the benefit of the Participant, Designated Beneficiary, or his spouse, children, or other dependents, or any of them, in such manner and in such amounts and proportions as the Committee may deem proper.

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     Section 7.2 - DESIGNATION OF BENEFICIARY. A Participant may designate one or more Designated Beneficiaries on a form prescribed by the Committee, to whom payments otherwise due to or for the benefit of the Participant hereunder shall be made in the event of his death prior to the commencement or completion of benefit payments hereunder. In the event no such written designation is made by a Participant or if no Designated Beneficiary shall be in existence at the time of the Participant's death or if each Designated Beneficiary predeceases the Participant, the estate of the Participant shall be his Designated Beneficiary.

     Section 7.3 - NO EMPLOYMENT AGREEMENT. The Plan shall not be deemed to constitute a contract of employment between the Company and a Participant. Neither shall the execution of the Plan nor any action taken by the Company pursuant to the Plan be held or construed to confer on a Participant any legal right to be continued as Director of the Company or in any other capacity with the Company whatsoever; nor shall any provision herein restrict the right of any Participant to resign as a Director.

     Section 7.4 - BINDING EFFECT. Obligations incurred by the Company pursuant to the Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Participant or his Designated Beneficiary.

     Section 7.5 - ENTIRE PLAN. This document and any amendments hereto contain all the terms and provisions of the Plan and shall constitute the entire Plan, any other alleged terms or provisions being of no effect.

     Section 7.6 - ADJUSTMENT UPON CHANGE IN COMMON STOCK. In the event of any stock dividend, stock split, or share combination with respect to Common Stock or any reclassification, recapitalization, merger, consolidation, other form of business combination, liquidation, or dissolution involving the Company or any spin-off or other distribution to stockholders of the Company (other than normal cash dividends), (a) the Committee shall make appropriate adjustments to the maximum number of shares of Common Stock that may be issued under the Plan, and
(b) the Committee shall adjust the number and such other aspects of the Share Units then outstanding as may be necessary and in such manner that the benefits of Participants under all then outstanding Share Units shall be maintained substantially as before the occurrence of such event. Any adjustment so made by the Committee shall be conclusive and binding for all purposes of the Plan as of such date as the Committee may determine.

                                  ARTICLE VIII

                                  CONSTRUCTION

     Section 8.1 - GOVERNING LAW. The Plan shall be construed and governed in accordance with the laws of the State of Ohio.

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     Section 8.2 - GENDER. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, and the singular may include the plural, unless the context clearly indicates to the contrary.

          *                         *                          *

     EXECUTED at Cleveland, Ohio, effective as of the date described herein.

                                                OGLEBAY NORTON COMPANY


                                                By _____________________________
                                                   Title:

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April ___, 2002

Rochelle F. Walk
Vice President and Secretary
Oglebay Norton Company
1100 Superior Avenue
Cleveland, Ohio 44114-2598

Re:  Oglebay Norton Company Director Fee Deferral Plan (the "Plan")

Dear Rochelle:

Please accept this letter as my election to participate in the new feature under the Plan relating to awards made under the Director Stock Plan for the balance of 2002.

With respect to any and all share awards under the Director Stock Plan that, but for the Plan and this election, would be provided to me immediately in the form of shares after the annual meeting on April 24, 2002, I hereby elect as follows:

     1.   Defer _______of my Shares as Share Units.

     2. Deliver the remaining ______Shares to me as earned without any deferral.

I further elect, as to dividend equivalents that will accrue at any time in the future on Share Units deferred hereunder as follows:

     A.   [_] Defer all dividend equivalents as additional deferred Share Units.

     B.   [_] Pay all dividend equivalents to me in cash as they accrue.

This election is made under the Plan and is subject to the terms set forth in the formal Plan document, a copy of which has been delivered to me.


_________________________________          __________________________________
(please print name)                        (signature)


Received:

_________________________________
Rochelle F. Walk, Vice President
and Secretary

Date:____________________________